Exhibit 99.1

Tellurian announces plan for operating discipline amid market uncertainty

HOUSTON, Texas – (BUSINESS WIRE) March 2, 2020 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) announced today it intends to reduce corporate spending and reorganize financing for its 2019 term loan as it prepares for uncertain market conditions.

President and CEO Meg Gentle said, “Given current global financial market conditions and increasing restrictions on travel caused by the onset of coronavirus, we are taking the steps necessary to focus on preserving the value we have created at Tellurian and Driftwood LNG. To this end we will reduce our corporate overhead to approximately $6 million per month and have initiated discussions with our lender to extend the maturity of our 2019 term loan due in May 2020.”

The fundamental business opportunity of Tellurian continues to rely on low-cost U.S. natural gas and a premier location on the Gulf Coast that can be built by Bechtel for $560 / tonne, making it possible for Tellurian to load liquefied natural gas (LNG) on the water for $3 – 4 / mmBtu.

Gentle added, “We have just returned from a visit to India where we continued discussions with Petronet and agreed to extend our MOU to May 31, 2020. We continue to see very strong growth in LNG demand from Asia in general, and India in particular, in spite of world conditions. We are highly confident that when travel restrictions are eased, we will be able to finalize several negotiations to complement the Petronet agreement and allow us to reach final investment decision (FID). With the new corporate overhead structure, we have a long runway to execute on our business model.”

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, cost, and other aspects of the Driftwood project, the estimated cost to deliver gas on the water, plans to reduce corporate spending, a possible extension of the maturity of the 2019 term loan, a potential equity investment by Petronet and other parties in the Driftwood project, and potential purchases by Petronet and others of LNG from the Driftwood terminal. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2019 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2020, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. There can be no assurance that the contemplated transactions with Petronet or other parties will be completed as planned. The MOU with Petronet is not binding. FID is subject to the completion of financing arrangements that may not be completed within the time frame expected or at all. Achieving FID will require substantial amounts of financing in addition to that contemplated by the agreements described in this press release. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar SVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Kian Granmayeh Director, Investor Relations Phone +1.832.320.9293 kian.granmayeh@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com